UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2013 (August 5, 2013)

InferX Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-51720	54-1614664
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1934 Old Gallows Road
Suite 400, Tysons Corner, VA		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 444-6030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2013 the Registrant (“InferX ”) entered into a Business Development and Services Agreement with Crossfield Data Services, Inc. under which Michael Deale, Crossfield's President, will serve in an acting senior management role in InferX, provide technical support services for InferX software development; assume responsibility for technical discussions with channel partners and InferX's software development partner; provide hosting and communication infrastructure needed to support client demos and operational services offered to InferX's clients, and assist in developing new analytic solutions to meet InferX's emerging client needs. Crossfield Data Services will receive a commission payment of 20% of net service revenues payable upon receipt of funds from clients for all revenue generated from InferX’s Global Analytics CloudTM business during the term of this Agreement, and revenue sharing for other jointly-provided services, such as consulting or jointly developed analytic services to complete a client engagement, to be based on each party's respective level of effort and to be agreed on a project-by-project basis. In addition, Michael Deale will be appointed as Acting Executive Vice President- Services and Marketing for InferX and will enter into an employment agreement with InferX that shall provide for a monthly payment of $10,000 per month to commence when InferX has sufficient cash to do so and warrants that shall be exercisable for five years at an exercise price of $0.03 per share to purchase shares of the InferX's common stock that shall vest as follows: 1 million warrants upon execution of the Agreement, 1 million warrants upon execution of his employment agreement, 2 million warrants upon InferX closing a minimum new funding of $3.0 million, 2 million warrants upon InferX reporting minimum quarterly revenue of $500,000 for two consecutive quarters, and 2 million warrants upon InferX achieving market capitalization of $10 million for 14 consecutive days.

The preceding summary is qualified in its entirety by reference to Business Development and Services Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Inferx issued a press release to announce the Business Development and Services Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance of warrants under the Business Development and Services Agreement is being made to an accredited investor and in reliance upon the exemption from registration provided by Section 4(2) and/or Rule 506 of Regulation D under the Securities Act. Reference also is made to the disclosure made under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Business Development and Services Agreement dated August 5, 2013 between InferX Corporation and Crossfield Data Services, Inc.

99.1	Press Release dated August 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 6, 2013	InferX Corporation

	By:	/s/ Paul B. Silverman
Paul B. Silverman President and CEO

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